UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 24, 2007
PVF Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-24948	34-1659805

(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

30000 Aurora Road, Solon, Ohio	44139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code:       (440) 248-7171
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Agreement and Plan of Merger
     On July 24, 2007, United Community Financial Corp. (“United Community”), The Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”), PVF Capital Corp. (“PVF Capital”) and Park View Federal Savings Bank (“Park View”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of PVF Capital with and into United Community and the subsequent merger of Park View with Home Savings. A copy of the Merger Agreement is attached to this Report and incorporated herein by reference.
     PVF Capital shareholders will receive for each PVF Capital share owned $18.50 in cash, 1.852 shares of United Community common stock, or a combination of $9.25 cash and 0.926 shares of United Community common stock, subject to the requirement that 50% of PVF Capital’s outstanding shares will be paid in stock and 50% in cash, via a pro ration formula described in the Merger Agreement. The consummation of the merger is subject to several closing conditions and obtaining regulatory approval and approval of PVF Capital’s and United Community’s shareholders.
     United Community will be filing a Registration Statement on Form S-4 concerning the merger with the SEC, which will include the joint proxy statement that will be mailed to PVF Capital Corp.’s and United Community’s shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by PVF Capital will be available free of charge from the Secretary of PVF Capital at 30000 Aurora Road, Solon, Ohio, telephone (440) 248-7171. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports of PVF Capital are also available free of charge from PVF Capital by contacting the company secretary.
     United Community, PVF Capital Corp. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. Additional information about the directors and executive officers of United Community may be obtained through the SEC’s website from the definitive proxy statement filed by United Community with the SEC on March 23, 2007. Additional information about the directors and executive officers of PVF Capital Corp. may be obtained through the SEC’s website from the definitive proxy statement filed by PVF Capital Corp. with the SEC on September 22, 2006. Additional information about participants in the proxy solicitation and their interests in the transaction will be contained in the prospectus/proxy statement to be filed with the SEC.
Severance Agreements
     On July 24, 2007, in connection with the execution of the Merger Agreement, John R. Male, Chairman of the Board and Chief Executive Officer of PVF Capital and Park View, Jeffrey N. Male,

Vice President and Secretary of PVF Capital and Executive Vice President and Chief Lending Officer of Park View, and C. Keith Swaney, President and Chief Operating Officer of PVF Capital and Park View, Treasurer of PVF Capital and Chief Financial Officer of Park View, entered into an amendment to their existing severance agreements to provide for a non-competition covenant in favor of United Community for a three-year period following the officer’s termination of employment. As amended, the agreement prevents the officers from being affiliated with a competing financial institution in United Community’s market area, other than as a passive investor, during the restricted period.
Item 9.01. Financial Statements and Exhibits
     (d)  Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, PVF Capital Corp. and Park View Federal Savings Bank, dated July 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PVF CAPITAL CORP.
Date: July 30, 2007	By:	/s/ C. Keith Swaney
C. Keith Swaney
President, Chief Operating Officer and Treasurer (Duly Authorized Representative)